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                                                                     Exhibit 3.2

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              M&T BANK CORPORATION

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

         The undersigned, being the President and the Corporate Secretary of M&T Bank Corporation, do hereby certify and set forth:

         (1) The name of the corporation is M&T Bank Corporation. The name under which the corporation was formed is First Empire State Corporation.

         (2) The certificate of incorporation of M&T Bank Corporation was filed by the Department of State on the 6th day of November, 1969. A first restated certificate of incorporation was filed by the Department of State on the 19th day of December, 1969; a second restated certificate of incorporation was filed by the Department of State on the 28th day of April, 1986; a third restated certificate of incorporation was filed by the Department of State on the 20th day of April, 1989; an amendment to the certificate of incorporation was filed by the Department of State on the 14th day of March, 1991; a fourth restated certificate of incorporation was filed by the Department of State on the 8th day of May, 1997; an amendment to the certificate of incorporation was filed by the Department of State on the 29th day of May, 1998; and a fifth restated certificate of incorporation was filed by the Department of State on the 3rd day of June, 1998.

         (3) Article FOURTH, Section 1, of the certificate of incorporation of M&T Bank Corporation, which sets forth the aggregate number of shares which the corporation shall have authority to issue, the division of such shares into classes, and the number and par value of shares in

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each class, is hereby amended to read as follows:

                  FOURTH: 1. The aggregate number of shares of stock which the Corporation shall have authority to issue is one hundred fifty-one million (151,000,000) shares, divided into two classes, namely, preferred shares and common shares. The number of preferred shares authorized is one million (1,000,000) shares of the par value of one dollar ($1.00) per share. The number of common shares authorized is one hundred fifty million (150,000,000) shares of the par value of fifty cents ($0.50) per share.

         This amendment to the certificate of incorporation of M&T Bank Corporation provides for a change of shares as follows:

         Issued Shares: This amendment provides for a change of 8,101,539 issued common shares of the par value of $5.00 per share. Resulting from the change are 81,015,390 issued common shares of the par value of $0.50 per share. The terms of the change are as follows: Each issued common share existing immediately prior to the effective time of this amendment (whether outstanding or held in treasury) shall be changed by this amendment into 10 issued common shares.

         Unissued shares: This amendment provides for a change of 6,898,461 unissued common shares of the par value of $5.00 per share. Resulting from the change are 68,984,610 unissued common shares of the par value of $0.50 per share. The terms of the change are as follows: Each unissued common share existing immediately prior to the effective time of this amendment shall be changed by this amendment into 10 unissued common shares.

         (4) This amendment to the certificate of incorporation of M&T Bank Corporation was authorized, pursuant to section 803(a) of the Business Corporation Law, by the vote of the board of directors of the corporation followed by the vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of the shareholders.


                                      -2-
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         IN WITNESS WHEREOF, the undersigned have executed, signed and verified this certificate this 2nd day of October, 2000.

                                          M&T BANK CORPORATION

                                          By:   /s/ Robert G. Wilmers
                                                --------------------------------
                                                 Robert G. Wilmers
                                                 President


                                          By:   /s/ Marie King
                                                --------------------------------
                                                 Marie King
                                                 Corporate Secretary

                                      -3-
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STATE OF NEW YORK )
                  )       SS.:
COUNTY OF ERIE    )

         Robert G. Wilmers and Marie King, being first duly sworn, depose and say that they are respectively, the President and the Corporate Secretary of M&T Bank Corporation, that they have read the foregoing certificate and know the contents thereof and that the statements therein contained are true.

                                                  /s/ Robert G. Wilmers


                                                  /s/ Maire King




Sworn to before me
this 2nd day of
October, 2000.




/S/ Timothy G. Mcevoy
---------------------------
Notary Public


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                            CERTIFICATE OF AMENDMENT

                     OF THE CERTIFICATE OF INCORPORATION OF

                              M&T BANK CORPORATION

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW


         Dated:    October 2, 2000

         Filer:            Richard A. Lammert, Esq.
                           Senior Vice President and General Counsel
                           M&T Bank Corporation
                           One M & T Plaza
                           Buffalo, New York 14203